Exhibit 99.1

SCIENTURE to commercially launch REZENOPY®, a life-saving opioid overdose emergency treatment through a collaboration with KINDEVA DRUG DELIVERY L.P.

TAMPA, FL, March 06, 2025 (GLOBE NEWSWIRE) — SCIENTURE HOLDINGS, INC. NASDAQ: SCNX), a holding company for existing and planned pharmaceutical operating companies focused on providing enhanced value to patients, physicians and caregivers through developing, bringing to market, and distributing novel specialty products to satisfy unmet market needs, is pleased to announce that its wholly owned subsidiary, Scienture, LLC (“Scienture”), has entered into a definitive agreement with SUMMIT BIOSCIENCES INC. (a wholly owned subsidiary of Kindeva Drug Delivery L.P. (“Kindeva”)), for the exclusive U.S. rights to commercially launch REZENOPY® (naloxone HCl) Nasal Spray 10mg, an opioid antagonist that was approved by the FDA on April 19, 2024.

Under the terms of the collaboration, Kindeva will manufacture and commercially supply REZENOPY® (naloxone HCl) Nasal Spray 10mg. Scienture will own the new drug application (NDA) for REZENOPY® in its name and be responsible for the sales, marketing and distribution of the product in the U.S. through Scienture’s commercial operations infrastructure.

REZENOPY® is the most potent (highest strength) version of naloxone HCl available in the market. The product leverages the proven use of the active ingredient and form factor, with increased effectiveness against potent opioids.

The addition of REZENOPY® to Scienture’s product portfolio aligns with Scienture’s mission to provide innovative treatment solutions across therapeutic areas and expand access to patients. This product collaboration represents a strategic step in advancing public health initiatives and ensuring that life-saving interventions are readily available to those at risk of opioid overdose. As opioid-related fatalities continue to rise, Scienture is dedicated to collaborating with healthcare professionals, policymakers, and advocacy groups to enhance awareness, education, and distribution efforts.

Nasal delivery of Naloxone HCl has been widely recognized for its efficacy, ease of use, and accessibility, making it an essential tool for first responders, healthcare providers, and community programs. IQVIA data (MAT December 2024) indicates a total annual sales of $189 million, unit volume of $10.0 million (eaches) for Naloxone in the US market.

“We are proud to take this significant step in strengthening our commitment to combating the opioid epidemic,” said Narasimhan Mani, Ph.D., MBA, President of Scienture, LLC. “Through this collaboration with a well established and strong partner like Kindeva, we now offer REZENOPY®, a higher dose naloxone HCl option for communities, reinforcing our mission to deliver impactful healthcare solutions.”

“This collaboration is not just about expanding our portfolio; it’s about making a real difference in the fight against opioid addiction,” added Shankar Hariharan, Ph.D., CEO of Scienture, LLC. “By working alongside public health agencies and community organizations, we will drive meaningful change and save lives.”

“As part of our commitment to fast-tracking healthier tomorrows, we are thrilled to be joining forces with Scienture to bring this life-saving device to market,” remarked Milton Boyer, CEO of Kindeva. “Our nasal drug delivery team has created a nasal spray that is quick and simple to administer, and which has the potential to prevent unnecessary overdoses across the United States. We are dedicated to ensuring this device reaches the people that need it most as quickly as possible and prevent more opioid related fatalities.”

About REZENOPY®

REZENOPY® (naloxone HCl) Nasal Spray 10mg, is an opioid antagonist indicated for the emergency treatment of known or suspected opioid overdose, as manifested by respiratory and/or central nervous system depression in adult and pediatric patients. It is intended for immediate administration as emergency therapy in settings where opioids may be present.

REZENOPY® nasal spray is for intranasal use only and is supplied as a carton containing two (2) blister packages each with a single spray device.

IMPORTANT SAFETY INFORMATION

●	Administration: REZENOPY® nasal spray is for intranasal use only. Seek emergency medical care immediately after use. Administer a single spray into one nostril. If the patient does not respond within 2 to 3 minutes or responds and then relapses into respiratory depression, an additional dose may be given into the other nostril with a new device. Do not administer more than 2 sprays per day. Additional supportive and/or resuscitative measures may be helpful while awaiting emergency medical assistance.

●	Contraindications: REZENOPY® nasal spray is contraindicated in patients known to be hypersensitive to naloxone hydrochloride or to any of the other ingredients.

●	Warnings and Precautions:

○	Risk of Recurrent Respiratory and CNS Depression: Due to the duration of action of naloxone relative to the opioid, keep the patient under continued surveillance and administer additional doses as necessary while awaiting emergency medical assistance.

○	Risk of Limited Efficacy with Partial Agonists or Mixed Agonists/Antagonists: Reversal of respiratory depression caused by partial agonists or mixed agonists/antagonists, such as buprenorphine and pentazocine, may be incomplete. Larger or repeat doses may be required.

○	Precipitation of Severe Opioid Withdrawal: Use in patients who are opioid-dependent may precipitate opioid withdrawal. In neonates, opioid withdrawal may be life-threatening if not recognized and properly treated. Monitor for the development of opioid withdrawal.

○	Risk of Cardiovascular Effects: Abrupt postoperative reversal of opioid depression may result in adverse cardiovascular effects. These events have primarily occurred in patients who had pre-existing cardiovascular disorders or received other drugs that may have similar adverse cardiovascular effects. Monitor these patients closely in an appropriate healthcare setting after use of naloxone hydrochloride.

●	Adverse Reactions: The following adverse reactions were observed in a REZENOPY® nasal spray clinical study: upper abdominal pain, nasopharyngitis, and dysgeusia.

●	Storage and Handling: Store REZENOPY® nasal spray in the blister and cartons provided. Store between 2°C to 25°C (36°F to 77°F). Excursions permitted up to 40°C (104°F). Do not freeze or expose to excessive heat above 40°C (104°F). Protect from light. REZENOPY® nasal spray may freeze at cold temperatures. If this happens, the device will not spray. If REZENOPY® nasal spray is frozen and is needed in an emergency, do NOT wait for it to thaw; get emergency medical help right away.

For more detailed information, please refer to the full prescribing information provided by the FDA.

About Scienture Holdings, Inc.

SCIENTURE HOLDINGS, INC. (NASDAQ: “SCNX”), through its wholly owned subsidiaries, Scienture, LLC and Integra Pharma Solutions, LLC, is a comprehensive pharmaceutical product company focused on providing enhanced value to patients, physicians and caregivers by offering novel specialty products to satisfy unmet market needs. Integra Pharma Solutions, LLC, is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide. Scienture, LLC is a branded, specialty pharmaceutical company consisting of a highly experienced team of industry professionals who are passionate about developing and bringing to market unique specialty products that provide enhanced value to patients and healthcare systems. The assets in development at Scienture are across therapeutics areas, indications and cater to different market segments and channels. For more information please visit www.scienture.com.

About Kindeva Drug Delivery L.P.

Kindeva Drug Delivery is a leading global powerhouse CDMO for sterile injectable, pulmonary, nasal, transdermal, and intradermal finished dose. We are committed to manufacturing more tomorrows for our customers, colleagues, and patients around the world. We deliver unrivaled expertise across development, manufacturing, and comprehensive analytical services for a broad range of drug-delivery formats. Through strategic investments in cutting-edge technology, we proactively tackle critical industry challenges, including expanding aseptic injectable fill-finish capabilities and leading the way in green propellant initiatives. Combining forces with a diverse global client base, Kindeva operates state-of-the-art manufacturing, research, and development facilities across the U.S. and U.K. For more information please visit www.kindevadd.com

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including for the products we may launch and the success those products may have in the marketplace. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; claims relating to alleged violations of intellectual property rights of others; the outcome of any current legal proceedings or future legal proceedings that may be instituted against us; unanticipated difficulties or expenditures relating to our business plan; and those risks detailed in our most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

Forward-looking statements speak only as of the date they are made. Scienture Holdings, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Contacts:

SCIENTURE HOLDINGS, INC.

SCIENTURE HOLDINGS, INC.
6308 Benjamin Rd, Suite 708
Tampa, Florida 33634
Phone: (866) 468-6535
Email: IR@Scienture.com